Exhibit 23.25

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated July 16, 2008 on the consolidated financial statements of Yukon Gold Corporation, Inc. (the "Company") included in Amendment No. 3 to the Registration Statement on Form S-1 being filed by the Company, for the fiscal years ended April 30, 2008 and 2007 and for the cumulative period ended April 30, 2008.

Toronto, Ontario, Canada	Chartered Accountants
September 3, 2008	Licensed Public Accountants